                                                                   EXHIBIT 10.13


                            [PlaceWare Letterhead]



July 7, 2000

Mr. James Hogan
PlaceWare, Inc.
295 North Bernardo Ave.
Mountain View, CA  94043



Re:  Loan and Loan Forgiveness Agreement
     -----------------------------------

Dear Jim:

     The following Letter Agreement (the "Agreement") sets forth the terms of an agreement between James A. Hogan ("you") and PlaceWare, Inc., a Delaware corporation (the "Company"). Under the terms of this Agreement, the Company agrees to make a loan to you in the amount of $295,000 (the "Loan"), and in connection with the repayment of the Loan, the Company shall forgive the final $50,000 principal payment, shall forgive the payment of any interest accrued under the Loan and shall provide a bonus payment to you to compensate you for any tax liability and for any accountant's fees that are incurred in connection with the Loan and interest forgiveness provisions (the "Forgiveness Provisions"). In consideration of the Loan and the Forgiveness Provisions, you hereby agree to release the Company from any present or future claims related to the Company's failure to timely file an 83(b) election with the Internal Revenue Service on your behalf ("the 83(b) Event"), which contributed to your increased tax liability, as calculated on the attached Schedule C.

1.   Loan amount
     ------------

     The Company hereby agrees to make a secured loan to you in the principal amount of $295,000, to be paid out in a series of payments as provided on the Loan Payment Schedule attached hereto as Exhibit A to this Agreement (the "Loan
                                         ---------
Payment Schedule"), and shall be repaid quarterly over a three year period, also as provided on the Loan Payment Schedule. The Loan shall be made pursuant to the terms of a Secured Promissory Note, attached hereto as Exhibit B (the
                                                           ---------
"Note"), and shall be secured by 125,000 shares of Common Stock of the Company owned by you. The interest rate on the Loan shall be the lowest applicable federate rate in effect for April 2001.

     On the date on which a payment is to be made pursuant to the Loan Payment Schedule, or on the date five (5) business days prior to the date on which any payment attributed to your increased tax liability becomes due as set forth on

Schedule C, the Company shall release from the Company's security interest such
----------
minimum whole number of shares as is necessary to make such payment based on the fair market value of such shares. The fair market value of the shares shall equal the closing price of the shares of stock as provided three (3) business days prior to the date on which the payment is to be made, or in the event that the shares are not publicly traded, as determined by the Board of Directors of the Company.

     Upon your written request, not to be made more than once every three (3) months, commencing on the date three (3) months from the Company's first Loan payment, the Company shall adjust the number of your shares subject to the Company's security interest. The written request shall specify a date upon which the adjustment is to be made, no sooner than five (5) business days from which the request is made. The number of shares subject to the Company's security interest shall be adjusted such that the

Mr. James Hogan
July 7, 2000


aggregate fair market value of the shares shall be equal to two times the value of the outstanding principal and interest. The fair market value of the shares shall equal the closing price of the shares of stock as provided three (3) days prior to the date on which the adjustment is to be made.

2.   Forgiveness of debt
     -------------------

     As described on the Loan Payment Schedule, you shall begin payment of the Loan in April 2002 and shall make a final payment in January 2004, leaving an outstanding principal balance of $50,000 to be due under the Loan. In connection with this Agreement, the Company shall forgive this final outstanding principal balance.

3.   Forgiveness of interest payment
     -------------------------------

     Under the terms of the Note, each quarterly repayment shall consist of principal and accrued interest. In connection with each repayment, the Company agrees to forgive any portion of the repayment that is attributed to accrued interest.

4.   Bonus payment
     -------------

     The Company also agrees to pay a one-time bonus to you to reimburse you for any increased tax liabilities that you may incur in connection with the Forgiveness Provisions in Sections 2 and 3 of this Agreement. The bonus payment shall be made in such amount that the net payment to you, after standard payroll deductions and required withholdings, shall reimburse you for your increased tax liability incurred in connection these forgiveness provisions, as communicated to the Company in a detailed statement from your accountant.

5.   Reimbursement of accountant fees
     --------------------------------

     The Company hereby agrees pay any fees charged by your accountant for services rendered in connection with the 83(b) Event and the review and negotiation of this Agreement.

6.   Satisfaction and release of claims
     ----------------------------------

     In consideration of the above Loan and Forgiveness Provisions, you hereby agree to release the Company, its directors, officers, employees or agents, and any person acting on behalf of or at the request of the Company, from any liability in connection with the 83(b) Event, and agree to refrain from bringing any claims, actions and suits, for any and all losses, damages, costs, expenses and liabilities whatsoever, which you may sustain or incur in connection with said 83(b) Event. You acknowledge that you have had the opportunity to consult with both tax and legal advisors regarding this Agreement and the tax liabilities described in Exhibit C, that such exhibit was prepared by such
                         ---------
advisors, and that you are releasing the Company from any and all liability associated with the 83(b) Event after consultation with such advisors and not in reliance on any representations made by the Company, its directors, officers, employees or agents.

Mr. James Hogan
July 7, 2000


7.   Survival
     --------

     In the event of a "change in control" event, as defined below, or in the event that your employment with the Company is terminated, the Loan shall continue to be repaid to the surviving company pursuant to the schedule disclosed in the Note. A "change in control" event shall mean (a) a consolidation or merger of the Company or any affiliated corporation with or into any other corporation or corporations, (b) the sale of all or substantially all of the assets or business of the Company in one or more related transactions, (c) a transaction or series of related transactions (other than a public offering of the Company's securities) in which the stockholders of the Company immediately prior to such transaction(s) own, as a result of such transaction(s), less than a majority of the voting securities of the successor or surviving corporation, which shall not be the Company in the event of a consolidation or merger, immediately thereafter, or (d) a transaction or series of related transactions (other than a public offering of the Company's securities) in which the Company issued shares representing more than 50% of the voting power of the Company immediately after giving effect to such transaction.


8.   Attorney's Fees
     ---------------

     In the event a suit, action , or other proceeding of any nature whatsoever is instituted to enforce or interpret any provision of this Agreement or in connection with any dispute hereunder, the prevailing party shall be entitled to recover its attorneys', paralegals' accountants', and other experts' fees and all other fees, costs, and expenses actually incurred and reasonably necessary in connection therewith, as determined by the court at trial or on any appeal or review, in addition to all other amounts provided by law.

     If the foregoing terms meet with your approval, please countersign this letter and return it to the Company at your earliest convenience, such that we may make the appropriate arrangements in connection with the bonus payment and Loan to be made on your behalf. Again, we apologize for any inconvenience that you may have been caused, and look forward to maintaining our strong relationship in the future.

Sincerely,

PlaceWare, Inc.


By: /s/ Barry James Folsom
   ---------------------------------------
    Barry James Folsom
    President and Chief Executive Officer



Accepted and agreed:


 /s/ James A. Hogan
------------------------------------------
James A. Hogan



Date: July 7, 2000
     -------------------------------------

                                   Exhibit A

                             LOAN PAYMENT SCHEDULE

                                    Exhibit A

                              LOAN PAYMENT SCHEDULE



                Date             Principal Due         Loan Balance
       -------------------------------------------------------------------

                                                        $295,000
               Apr-02             $(180,000)             115,000
               Jun-02               (10,000)             105,000
               Sep-02               (10,000)              95,000
               Jan-02               (10,000)              85,000
               Apr-03               (10,000)              75,000
               Jun-03               (10,000)              65,000
               Sep-03               (10,000)              55,000
               Jan-04                (5,000)              50,000

                                   Remaining balance    $ 50,000

                                   Exhibit B

                            SECURED PROMISSORY NOTE

$295,000                                                    Date:  April 1, 2001

    For value received, the undersigned ("Borrower") hereby unconditionally promises to pay to PlaceWare, Inc. (the "Company"), at 295 North Bernardo Ave., Mountain View, CA 94043, the sum of Two Hundred Ninety-Five Thousand dollars ($295,000), together with interest thereon. This Note shall be subject to the following terms and conditions.

1. Interest. The unpaid principal sum of this Note shall bear interest, calculated annually, at the rate of ________% per annum.

2. Repayment. Except as provided in paragraphs 3 and 4 below, the unpaid principal balance of this Note shall be due in twelve (12) quarterly installments beginning July 1, 2001 and ending January 1, 2004, as described on the Loan Payment Schedule, attached hereto as Exhibit A. All money paid toward the satisfaction of this Note shall be applied first to the payment of any accrued interest on the principal as required hereunder and then to the retirement of the principal. All payments of interest and principal shall be in lawful money of the United States of America in immediately available funds or the equivalent at such address as the Company may designate.

3. Default; Acceleration. If the undersigned fails to pay any portion of principal or interest on any of the amounts owing hereunder when and as the same become due and payable, and such failure is not cured to the Company's satisfaction within thirty (30) days, the undersigned shall be in default under this Note. Upon the occurrence of a default hereunder, all unpaid principal, accrued interest and other amounts owing hereunder shall, at the option of the Company, be immediately collectible by or on behalf of the Company pursuant to this Note and applicable law.

4. Security Interest. As partial collateral security for prompt and complete payment and performance of all obligations of Borrower under this Note and to induce the Company to extend credit, Borrower hereby assigns, conveys, grants, pledges and transfers to and creates in favor of the Company a security interest in (125,000) shares of Common Stock of the Company owned by Borrower represented by Certificate numbered CS-137 (the "Collateral"). Capitalized terms used in the previous sentence but not defined have the meanings set forth in the Uniform Commercial Code, as in effect in the State of California. Borrower shall, upon demand, do all such acts as the Company may reasonably request to establish and maintain a perfected security interest in the Collateral.

     Upon the written request of the Borrower, not to be made more than once every three (3) months, commencing on the date three (3) months from the date hereof, the Company shall adjust the number of your shares subject to the Company's security interest. The written request shall specify a date upon which the adjustment is to be made, no sooner than five (5) business days from which the request is made. The number of shares subject to the Company's security interest shall be adjusted such that the aggregate fair market value of the shares shall be equal to two times the value of the outstanding principal and interest. The fair market value of the shares shall equal the closing price of the shares of stock as provided three (3) days prior to the date on which the adjustment is to be made.

5. Prepayment. This Note may be prepaid without penalty, in full or in part, at any time.

6. Expenses. In the event of any default hereunder, the undersigned shall pay all reasonable attorney's fees and court costs incurred by the Company in enforcing and collecting this Note.

7. Waivers. The undersigned hereby waives presentment, protest, notice of protest, notice of non payment, notice of dishonor and any and all other notices of demands relative to this Note and the benefit of any statute of limitations with respect to any action to enforce this Note.

8. Binding Agreement. This Note shall be binding upon the undersigned and the Company and their representatives, successors and assigns.

9. Governing Law. This Note shall be governed by and construed under the laws of the State of California.


/s/ James A. Hogan
-------------------------
James A. Hogan

                                  Exhibit C

                             TAX LIABILITY TABLES

                                PlaceWare, Inc.

                                   Exhibit C
                                   ---------

                              Taxes Due Time Line
                              -------------------




                   Taxes Due
                      As                                            Taxes Due                             Loan &
 Quarter           Quarterly                           Loan        To Company                              Hogan
Beginning           Planned        Cumulative         Amount        Oversign          Cumulative       Original Tax
---------         -----------      ----------       -----------    ----------         ----------       ------------

  Apr-99          $    19,599      $   19,599                        $  19,599         $ 19,599
  Jun-99          $    19,599      $   39,198                        $  19,599         $ 39,198
  Sep-99          $    19,599      $   58,797                        $  19,599         $ 58,797
  Jan-00          $    19,599      $   78,396                        $  19,599         $ 78,396
  Apr-00          $    51,572      $  129,968                        $  19,599         $ 97,995
  Jun-00          $    17,892      $  147,860                        $  19,599         $117,594
  Sep-00          $    17,892      $  165,752                        $  19,599         $137,193
  Jan-01          $    17,892      $  183,644                        $  19,599         $156,792
  Apr-01          $    18,786      $  202,430        $ 215,000       $ 257,233         $414,025         $ 417,430
  Jun-01          $    18,786      $  221,216        $  25,000       $  46,504         $460,529         $ 461,216
  Sep-01          $    18,786      $  240,002        $  30,000       $  46,504         $507,032         $ 510,002
  Jan-02          $    18,786      $  258,788        $  25,000       $  46,504         $553,536         $ 553,788
  Apr-02          $   218,678      $  477,466        $(180,000)      $  33,332         $586,868         $ 592,466
  Jun-02          $    41,808      $  519,275        $ (10,000)      $  33,332         $620,200         $ 624,275
  Sep 02          $    41,808      $  561,083        $ (10,000)      $  33,332         $653,532         $ 656,083
  Jan 03          $    41,808      $  602,891        $ (10,000)      $  33,332         $686,864         $ 687,891
  Apr-03          $    41,808      $  644,699        $ (10,000)      $  33,332         $720,196         $ 719,699
  Jun-03          $    41,808      $  686,508        $ (10,000)      $  33,332         $753,528         $ 751,508
  Sep-03          $    41,808      $  728,316        $ (10,000)      $  33,332         $786,860         $ 783,316
  Jan-04          $    41,808      $  770,124        $  (5,000)      $  33,332         $820,192         $ 820,124

                  $   770,124                                        $ 820,192
